Exhibit 10.1
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of March 27, 2006, by and between BioMed Realty Trust, Inc., a Maryland corporation (the “REIT”), BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership” and, together with the REIT, the “Company”), and John F. Wilson, II (the “Executive”).
     WHEREAS, the Company and the Executive desire to amend that certain Employment Agreement dated as of August 6, 2004, between the Company and Executive (the “Original Agreement”), to change Executive’s position with the Company.
     NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree as follows:
     1. Amendment to Section 2. Section 2(a)(i) of the Original Agreement is hereby restated in its entirety to read as follows:
          “(i) During the Employment Period, the Executive shall serve as Executive Vice President – Operations of the REIT and the Operating Partnership and shall perform such employment duties as are assigned by the REIT’s Chief Executive Officer and usual and customary for such positions. In such position, the Executive shall report to the REIT’s Board of Directors or, if the Board of Directors delegates such authority, to the REIT’s Chief Executive Officer. At the Company’s request, the Executive shall serve the Company and/or its subsidiaries and affiliates in other offices and capacities in addition to the foregoing. In the event that the Executive, during the Employment Period, serves in any one or more of such additional capacities, the Executive’s compensation shall not be increased beyond that specified in Section 2(b) of this Agreement. In addition, in the event the Executive’s service in one or more of such additional capacities is terminated, the Executive’s compensation, as specified in Section 2(b) of this Agreement, shall not be diminished or reduced in any manner as a result of such termination for so long as the Executive otherwise remains employed under the terms of this Agreement.”
     2. No Other Amendments. Except as expressly provided for in this Amendment, no other term or provision of the Original Agreement is amended or modified in any respect.
(Signature Page Follows)

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

BIOMED REALTY TRUST, INC.
By:	/s/ ALAN D. GOLD
	Name:	Alan D. Gold
	Title:	Chief Executive Officer

BIOMED REALTY, L.P.

By:	BioMed Realty Trust, Inc., its general partner

By: /s/ ALAN D. GOLD
Name: Alan D. Gold
Title: Chief Executive Officer

EXECUTIVE

/s/ JOHN F. WILSON, II

John F. Wilson, II
[SIGNATURE PAGE TO FIRST AMENDMENT TO EMPLOYMENT AGREEMENT]